As filed with the Securities and Exchange Commission on June 30, 2009
Registration No. 333-____

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMCORE CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	22-2746503
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10420 Research Road SE
Albuquerque, New Mexico	87123
(Address of Principal Executive Offices)	(Zip Code)

EMCORE Corporation 2000 Employee Stock Purchase Plan
(Full title of the plan)

Keith J. Kosco, Esq.
Chief Legal Officer and Secretary
EMCORE Corporation
10420 Research Road SE
Albuquerque, New Mexico 87123
(Name and address of agent for service)

(505) 332-5000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
[  ] Large accelerated filer                             [X] Accelerated filer                              [  ] Non-accelerated filer                         [  ] Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee(3)
Common Stock, no par value	2,500,000	$1.35	$3,375,000	$188.33

(1)	Plus an indeterminate number of additional shares of Common Stock that may be offered and issued pursuant to stock dividends, stock splits, or similar transactions.
(2)
This registration statement is being filed for purposes of registering 2,500,000 additional shares of Common Stock of EMCORE Corporation, issuable pursuant to our 2000 Employee Stock Purchase Plan, as amended and restated (the “Plan”).  We have previously registered an aggregate 2,000,000 shares pursuant to a registration statement on Form S-8 (File Nos. 333-37306 and 333-132318) under the Plan.  The registration fee for the previously registered shares was paid at the time that the previous registration statement was filed.

(3)
Estimated pursuant to Rule 457(h) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of computing the registration fee, based on the average of the high and low sales price on The NASDAQ National Market on June 26, 2009.

INTRODUCTION

               Pursuant to General Instruction E of Form S-8, the registrant, EMCORE Corporation (the “Registrant”), is filing this Registration Statement with respect to the issuance of an additional 2,500,000 shares of its common stock, no par value per share (the “Common Stock”), under the Plan.

On May 18, 2000 and March 11, 2006, the Registrant filed registration statements (the “Prior Registration Statements”) on Form S-8 (File No. 333-37306 and 333-132318, respectively) with respect to the issuance of an aggregate 2,000,000 shares (post-split) of Common Stock under the Plan.  The contents of the Prior Registration Statements are hereby incorporated in this Registration Statement by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

                The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act.  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses, or prospectus supplements pursuant to Rule 424 of the Securities Act, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information

                The Registrant will, upon written or oral request, provide without charge to any persons to whom the prospectuses relating to this Registration Statement are delivered, a copy of any and all of the information which has been incorporated by reference in such prospectuses and this Registration Statement (pursuant to Item 3 of Part II hereof). Such requests should be directed to the Secretary, EMCORE Corporation, 10420 Research Road SE, Albuquerque, New Mexico 87123, (505) 332-5000.

PART II
 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

                The following documents which have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

                    (a)             The Registrant’s Annual Report on Form 10-K for the year ended September 30, 2008;

        (b)     The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008;

        (c)     The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

        (d)     All Current Reports filed (not furnished) by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 2008; and

        (e)     The description of the Registrant’s Common Stock contained in the Registrant’ registration statement on Form 8-A filed with the Commission on February
                  26, 1997, including any amendments thereto or reports filed for the purpose of updating such description.

                In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (other than filings or portions filings that are furnished under applicable SEC rules rather than filed) (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

                Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits

The exhibits filed as part of this Registration Statement are as follows:

Exhibit No.                                ExhibitDescription

4.1	2000 Employee Stock Purchase Plan, as amended and restated on April 30, 2009 (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on May 6, 2009.

4.2	Restated Certificate of Incorporation, dated April 4, 2008 (incorporated by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K filed on April 4, 2008).

4.3	Amended By-Laws, as amended through August 7, 2008 (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on August 13, 2008).

5.1	Opinion of Dillon, Bitar & Luther, L.L.C.*

23.1	Consent of Dillon, Bitar & Luther, L.L.C (included in its opinion filed as Exhibit 5.1 in this Registration Statement).*

23.2	Consent of Deloitte & Touche LLP.*

24.1	Powers of Attorney (included on the signature pages to this Registration Statement).*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on June 30, 2009.

EMCORE CORPORATION

By:	/s/ Keith J. Kosco
Keith J. Kosco, ESQ
Chief Legal Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Hong Q. Hou, and, severally, such person’s true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated, on June 30, 2009.

Signature	Title
/s/ Thomas J. Russell	Chairman Emeritus and Lead Director
Thomas J. Russell, Ph.D
/s/ Reuben F. Richards, Jr.	Executive Chairman & Chairman of the Board
Reuben F. Richards, Jr.
/s/ Hong Q. Hou	Chief Executive Officer and Director (Principal Executive Officer)
Hong Q. Hou, Ph.D
/s/ John M. Markovich	Chief Financial Officer (Principal Financial and Accounting Officer)
John M. Markovich
/s/ Charles T. Scott	Director
Charles T. Scott
/s/ John Gillen	Director
John Gillen
/s/ Robert Bogomolny	Director
Robert Bogomolny

INDEX TO EXHIBITS

Exhibit No.                                Exhibit Description

4.1	2000 Employee Stock Purchase Plan, as amended and restated on April 30, 2009 (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on May 6, 2009.

4.2	Restated Certificate of Incorporation, dated April 4, 2008 (incorporated by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K filed on April 4, 2008).

4.3	Amended By-Laws, as amended through August 7, 2008 (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on August 13, 2008).

5.1	Opinion of Dillon, Bitar & Luther, L.L.C.*

23.1	Consent of Dillon, Bitar & Luther, L.L.C (included in its opinion filed as Exhibit 5.1 in this Registration Statement).*

23.2	Consent of Deloitte & Touche LLP.*

24.1	Powers of Attorney (included on the signature pages to this Registration Statement).*

* Filed herewith.